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                                                                 EXHIBIT 5.1

                                 June 7, 1999

Phone.com, Inc.
800 Chesapeake Drive
Redwood City, California 94063

     Registration Statement on Form S-1 (File No. 333-75219)
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (File No. 333-75219) (the "Registration Statement") filed by you, Phone.com, Inc., with the
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Securities and Exchange Commission on March 29, 1999, and as amended by
Amendments No. 1. No. 2, No. 3, No. 4 and No. 5 to the Registration Statement filed April 14, 1999, April 15, 1999, May 4, 1999, May 24, 1999 and June 7,
1999, respectively, in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares"). As your
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counsel in connection with this transaction, we have examined the proceedings taken and we are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                                      Very truly yours,

                                                      VENTURE LAW GROUP
                                                      A Professional Corporation

                                                      /s/ Venture Law Group